Exhibit 8

Subsidiary	Jurisdiction of Organization
Aços Laminados do Pará S.A.	Brazil
Australian Coal Inter Holding (NL) I B.V	Australia
Balderton Trading Corporate	Virgin Islands
Belcoal Pty Ltd	Australia
Belvedere Australia (BP) PTY Ltd	Australia
Belvedere Coal Management Pty Ltd	Australia
Biopalma da Amazônia S.A - Reflorestamento, Indústria e Comércio	Brazil
Bowen Central Coal Pty Ltd. - (ACN107 198 676)	Australia
Bowen Central Coal Sales Pty Ltd. - (ACN 107 201 230)	Australia
Broadlea Coal Management Pty Ltd. - (ACN 104 885 994)	Australia
Caemi Holding GmbH	Austria
Camberwell Coal Pty Ltd. - (ACN 003 825 018)	Australia
Carborough Downs Coal Management Pty Ltd (ACN 108803461)	Australia
Carborough Downs Coal Sales Pty Ltd - (ACN 108 803 470)	Australia
CMM Overseas S.A	Switzerland
Companhia Paulista de Ferro-Ligas	Brazil
Companhia Portuaria Baia de Sepetiba	Brazil
Companhia Siderúrgica Ubu	Brazil
Companhia Usina Tecpar	Brazil
Compañia Minera Miski Mayo S.Ac.	Peru
Corredor do Desenvolvimento do Norte S.a.r.L	Mozambique
Corredor Logistico Integrado de Nacala, S.A	Mozambique
CPP Participações S.A	Brazil
Cubatão Fertilizer B.V	Netherlands
Cubatão Nitrogenados S.A	Brazil
Docepar S.A.	Brazil
Eastern Star Resources Pty	Australia
Ellensfield Coal Management Pty Ltd. - (ACN 123 542 754)	Australia

Empreendimentos Brasileiros de Mineração S.A.	Brazil
Exide Group Incorporated	USA
Ferteco Europa S.à.r.l	Luxembourg
Florestas Rio Doce S.A	Brazil
Fortlee Investments Ltd	Virgin Islands
Glennies Creek Coal Management Pty Ltd. - (ACN 097 768 093)	Australia
Hunter Valley Coal Chain Coordinator Limited	Australia
IFC - Indústria de Fosfatados Catarinense Ltda	Brazil
Integra Coal Operations Pty Ltd. - (ACN 118 030 998)	Australia
Integra Coal Sales Pty Ltd. - (ACN 080 537 033)	Australia
Integrated Logistics Company Pty Ltd	Australia
Internacional Iron Company. Inc	Panamá
Isaac Plains Coal Sales Pty Ltd. - (ACN 114 276 701)	Australia
Kaolin Overseas Ltd.	Cayman
Kaserge Serviços Gerais Ltda.	Brazil
Maitland Main Collieries Pty Ltd. - (ACN 000 021 652)	Australia
MBR Overseas Ltd.	Bermudas
Minas da Serra Geral S.A.	Brazil
Mineração Corumbaense Reunida S.A	Brazil
Mineração Dobrados S.A. Indústria e Comércio	Brazil
Mineração Guanhães Ltda.	Brazil
Mineração Guariba Ltda	Brazil
Mineração Manati LTDA	Brazil
Mineração Mato Grosso S.A	Brazil
Mineração Ocirema Indústria e Comércio Ltda	Brazil
Minerações BR Holding GmbH	Austria
Minerações Brasileiras Reunidas S.A.	Brazil
Moatize Coal Investment (PTY) LTD	South Africa
Monticello Insurance Ltd.	Barbados
MS Empreendimentos e Participações Ltda	Brazil

MSE - Serviços de Operação, Manutenção e Montagem Ltda	Brazil
MV Fertilizer Netherlands B.V.	Netherlands
MVM Resources International B.V	Netherlands
Nacala Corridor (DIFC) Limited	United Arab Emirates
Nacala Corridor Holding Netherlands B.V	Netherlands
Nebo Central Coal Pty Ltd - (ACN 079 942 377)	Australia
Pangea (Emirates) Limited	United Arab Emirates
Pineland Timber Company Ltd	Canada
Ponta Ubu Agropecuaria Ltda	Brazil
Potássio Rio Colorado S.A.	Argentina
Prairie Potash Mines Limited	Canada
PT Sumbawa Timur Mining	Indonesia
PT Vale Eksplorasi Indonesia	Indonesia
PT Vale Indonesia Tbk	Indonesia
Qld Coal Holdings Pty Ltd - (ACN 081 724 129)	Australia
Railvest Investments Inc	Canada
Retiro Novo Reflorestamento Ltda	Brazil
Rio Doce Australia Pty Ltd	Australia
Rio Doce International S.A	Belgium
Salobo Metais S.A	Brazil
SDCN - Sociedade de Desenvolvimento do Corredor de Nacala	Mozambique
Seamar Shipping Corporation	Liberia
Sociedade de Desenvolvimento Estudo e Implantação do Corredor de Nacala-(SDEICN (SPE))	Mozambique
Société Industrielle et Commerciale Brasilo-Luxembourgeoise - Brasilux	Luxembourg
SRV Corporate S.A.	Switzerland
Startec Iron LLC	USA
Tao Sustainable Power Solutions (UK) Ltd	England
Tecnored Desenvolvimentos Tecnológicos S.A.	Brazil
Tecnored Tecnologia de Auto-Redução S.A.	Brazil

The Central East African Railway	Malawi
Tiebaghi Nickel S.A.S (Branch)	New Caledonia
Tiebaghi Nickel S.A.S.	France
Transbarge Navegacion S.A.	Paraguay
Transporte Ferroviário Concesionária S.A	Argentina
Transporte Ferroviário Inversora Argentina S.A	Argentina
Turbo Power Systems Inc	Canada
Turbo Power Systems Limited	England
Vale Americas Inc	USA
Vale Ásia Kabushiki Kaisha	Japan
Vale Australia (CQ) Pty Ltd - (ACN 103 902 389)	Australia
Vale Australia (EA) Pty Ltd - (ACN 081 724 101)	Australia
Vale Australia (GC) Pty Ltd - (ACN 097 238 349)	Australia
Vale Australia (IP) Pty Ltd - (ACN 114 276 694)	Australia
Vale Australia Ellensfield Pty Ltd - (ACN 123 542 487)	Australia
Vale Australia Holdings Pty Ltd (ACN 075 176 386)	Australia
Vale Australia Pty Ltd (ACN 062 536 270)	Australia
Vale Base Metals Americas, Inc	USA
Vale Base Metals Asia Pacific Pte. Ltd	Singapore
Vale Belvedere (BC) PTY	Australia
Vale Belvedere (SEQ) Pty Ltd	Australia
Vale Belvedere Pty Ltd (ACN 128 403 645)	Australia
Vale Canada Ltd	Canada
Vale China Holdings (Barbados) Ltd.	Barbados
Vale Coal Exploration Pty Ltd - (ACN 108 568 725)	Australia
Vale Colombia SAS en Liquidación	Colombia
Vale Comércio Internacional SE	Austria
Vale Cubatão Fertilizantes Ltda	Brazil
Vale Emirates Ltd.	United Arab Emirates

Vale Energia S.A	Brazil
Vale Europa SE	Austria
Vale Europe Limited	England
Vale Europe Pension Trustees Ltd.	England
Vale Evate Moçambique, Ltda	Mozambique
Vale Exploracion Argentina S.A.	Argentina
Vale Exploraciones Chile Ltda	Chile
Vale Exploraciones Mexico S.A. de C.V.	Mexico
Vale Exploration Peru SAC	Peru
Vale Exploration Philippines Inc	Philippines
Vale Exploration Pty Ltd (ACN 127 080 219)	Australia
Vale Fertilizantes S.A	Brazil
Vale Fertilizer International Holding B.V	Netherlands
Vale Fertilizer Netherlands B.V	Netherlands
Vale Holdings & Services AG	Austria
Vale Inco Europe Holdings	England
Vale Inco Management Advisory Services (Shangai) Co., Ltd.	China
Vale India Private Limited	India
Vale International Holdings GmbH	Austria
Vale International Korea	Korea
Vale International S.A	Switzerland
Vale International S.A - Singapore Branch	Singapore
Vale International S.A-DIFC	United Arab Emirates
Vale Investments Ltd.	Jersey
Vale Japan Ltd.	Japan
Vale Limited	USA
Vale Logística de Argentina S.A	Argentina
Vale Logística de Uruguay S.A	Uruguay
Vale Logistics Limited	Malawi
Vale Malaysia Minerals Sdn. Bhd.	Malaysia
Vale Malaysia Sdn. Bhd.	Malaysia
Vale Manganês S.A	Brazil
Vale Mauritius Ltd.	Mauritius
Vale Metais Basicos S.A	Brazil

Vale Metals (Shanghai) Co.,Ltd	China
Vale Minerals China Co. Ltd	China
Vale Moçambique S.A	Mozambique
Vale Newfoundland & Labrador Ltd.	Canada
Vale Nickel (Dalian) Co. Ltd	China
Vale Nouvelle-Calédonie Branch	New Caledonia
Vale Nouvelle-Calédonie S.A.S.	France
Vale Oil & Gas Peru S.A.C	Peru
Vale Óleo e Gás S.A	Brazil
Vale Oman Distribution Center LLC	Oman
Vale Oman Pelletizing Company LLC	Oman
Vale Overseas Ltd.	Cayman
Vale Pecém S.A	Brazil
Vale Potash Canada Ltd	Canada
Vale Projectos e Desenvolvimento Moçambique, Limitada	Mozambique
Vale Shipping Company Pte Ltd	Singapore
Vale Shipping Enterprise Pte. Ltd	Singapore
Vale Shipping Holding Pte. Ltd	Singapore
Vale Shipping Singapore Pte. Ltd	Singapore
Vale Slabs S.A	Switzerland
Vale Soluções em Energia S.A	Brazil
Vale South Africa (Proprietary) Ltd.	South Africa
Vale Switzerland S.A	Switzerland
Vale Taiwan Limited	Taiwan
Vale Technology Development (Canada) Limited	Canada
Vale Trading (Shanghai) Co., Ltd	China
Vale Zambia Limited	Zambia
ValeServe Malaysia Sdn. Bhd.	Malaysia
Valesul Alumínio S.A.	Brazil